                                                                Exhibit 10.6.1
                         AMENDMENT TO STOCK OPTION GRANT


         This Amendment (this "Amendment") is dated effective July 20, 1995 and amends the Stock Option Grant from Rent-A-Wreck of America, Inc., a Delaware corporation (the "Company"), to K.A.B., Inc., a Florida corporation (the "Optionee") dated June 30, 1993 (the "Grant Letter").

         The Company and the Optionee agree as follows:

         1. Options to acquire 1,000,000 Shares at an exercise price of $1.00 per share (representing (i) 500,000 options exercisable pursuant to the terms of the Grant Letter upon completion of the first fiscal year in which Company has Profits of at least $250,000 or in which the Stock Price is at least $2.00; and
(ii) 500,000 options exercisable pursuant to the terms of the Grant Letter upon completion of the first fiscal year in which the Company has Profits of at least $500,000 or in which the Stock Price is at least $3.00, shall be exercisable effective October 19, 1994.

         2. Section 2 of the Grant Letter shall be deleted in its entirety.

         3. Section 3 of the Grant Letter shall be deleted in its entirety and replaced with the following:

                  3. Exercise Term. (a) All or any portion of these options, to the extent they have not previously become exercisable pursuant to Section 3(b), may be exercised in full at any time after April 1, 1998 and on or prior to June 30, 1998, at an exercise price of $1.15 per share. Notwithstanding anything herein to the contrary, options can become and remain exercisable pursuant to this Section 3(a) only if the Management Agreement between Optionee and the Company is in full force and effect and Optionee is providing management services in compliance therewith.

                      (b) Notwithstanding Section 3(a), but subject to Section 5 herein, the numbers of Shares indicated below may be purchased at an exercise price of $1.15 at any time after achievement of the respective alternative vesting events set forth below and on or prior to June 30, 1998:

                      Number of Shares    Alternative Vesting Event
                          500,000         Completion of the first fiscal year in
                                          which the Company has Profits of at
                                          least $750,000 or in which the
                                          Stock price is at least $4.00.

                          750,000         Completion of the first year in
                                          which the Company has profits of at
                                          least $1,000,000 or in which the
                                          Stock Price is at least $5.00.

                                    More than one tranche of options may become
                           exercisable at the same time. For example, if profits in the year ended March 31, 1996 are $1,200,000 or the Stock Price during that year is $5.25, both tranches (options for an aggregate of 1,250,000 shares) would become exercisable at an exercise price of $1.15 per share.

                                    "Profits" of the Company in any fiscal
                           period shall mean the Company's pretax operating profit during such period as determined in accordance with generally accepted accounting principles ("GAAP") based on the Company's books and records, and excluding any profit or loss from financial transactions and any charge for compensation expense relating to these stock options.

                                    "Stock Price" means the average closing high
                           bid price for the Company's Common Stock as reported on NASDAQ (or, if applicable, the NASD Bulletin Board or pink sheets) over any 30 consecutive calendar days during the applicable fiscal year.

         4. Section 5(c) of the Grant Letter shall be amended by deleting the reference to "Section 3" and replacing it with a reference to "Section 3(b)."

         5. Section 5 of the Grant Letter shall be amended by deleting the reference to the Company's former California address and replacing it with the following: 11460 Cronridge Drive, Suite 118, Owings Mills, Maryland 21117.

         6. The Option Grant shall remain in full force and effect except to the extent specifically mentioned herein. In cases of ambiguity between the Option Grant and this Amendment, the provisions of this Amendment shall prevail. Capitalized terms used but not defined in this Amendment shall have the meanings assigned to them in the Option Grant.

                                        RENT-A-WRECK OF AMERICA, INC.


                                        By   /s/ William L. Richter
                                           ------------------------------------
                                                William L. Richter
                                                Vice-Chairman


                                        K.A.B., INC.


                                        By   /s/ Kenneth L. Blum
                                           ------------------------------------
                                                Kenneth L. Blum, Sr.
                                                President